LEGG MASON INVESTMENT TRUST, INC.

                             ARTICLES SUPPLEMENTARY

      Legg Mason Investment Trust, Inc., a Maryland Corporation, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST:       On May 12, 2004, the Board of Directors of Legg Mason
Investment Trust, Inc. ("Board"), a Maryland Corporation ("Corporation") organized on October 8, 1999, under authority contained in the Corporation's Amended and Restated Articles of Incorporation, as amended and supplemented ("Charter"), and in accordance with Section 2-105(c) of the Maryland General Corporation Law, has classified two hundred million (200,000,000) shares of authorized, but previously unissued and unclassified, capital stock of the Corporation as shares of "Legg Mason Opportunity Trust, Primary Class", such shares to have all of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of Primary Class shares of the Corporation, as set forth in Article SIXTH of the Charter or in any other provisions of the Charter generally relating to stock of the Corporation.

      The par value of shares of capital stock of the Corporation remains one tenth of one cent ($0.001) per share, the number of shares that the Corporation has authority to issue remains one billion (1,000,000,000), and the aggregate par value of the Corporation's shares remains one million (1,000,000) dollars.

      SECOND:      Immediately before filing these Articles Supplementary, the
Corporation had authority to issue one billion (1,000,000,000) shares of Common Stock, $0.001 par value per share, having an aggregate par value of one million (1,000,000) dollars. These shares were classified as follows:

Designation                          Number of Shares
-----------                          ----------------

Legg Mason Opportunity Trust         300,000,000 Primary Class Shares
                                     100,000,000 Institutional Class Shares
                                     100,000,000 Financial Intermediary Class
                                                 Shares

Unclassified                         500,000,000 shares


      THIRD:       Immediately after filing these Articles Supplementary, the
Corporation shall continue to have authority to issue one billion
(1,000,000,000) shares of Common Stock, $0.001 par value per share, having an aggregate par value of one million (1,000,000) dollars. These shares are classified as follows:

Designation                          Number of Shares
-----------                          ----------------

Legg Mason Opportunity Trust         500,000,000 Primary Class Shares
                                     100,000,000 Institutional Class Shares
                                     100,000,000 Financial Intermediary Class
                                                 Shares

Unclassified                         300,000,000 shares


      FOURTH:      The foregoing changes were approved by a majority of the
entire Board of Directors of the Corporation and are limited to changes expressly permitted by Section 2-105(c) of the Maryland General Corporation Law to be made without action by the stockholders or matters reserved by the Corporation's Charter to the Board of Directors.

      FIFTH:       The Corporation is registered as an open-end investment
company under the Investment Company Act of 1940.

      SIXTH:       The undersigned Vice President and Treasurer of the
Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President and Treasurer acknowledges that to the best of her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

      IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its Vice President and Treasurer and attested to by its Assistant Secretary on June 14, 2004.

ATTEST:                              LEGG MASON INVESTMENT TRUST, INC.



By:   /s/ Richard Wachterman         By:   Marie K. Karpinski
      ----------------------               ------------------
      Richard Wachterman                   Marie K. Karpinski
      Assistant Secretary                  Vice President and Treasurer


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